UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-0968580
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3020 Old Ranch Parkway, Suite 200, Seal Beach, California	90740
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which
be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-137124

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.            Description of Registrant’s Securities to be Registered.

The description of Common Stock, par value $0.0001 per share, of Clean Energy Fuels Corp., a Delaware corporation (the “Registrant”), contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-137124), initially filed with the Securities and Exchange Commission on September 6, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.            Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Document

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 18, 2007.

CLEAN ENERGY FUELS CORP.

	By	/s/ Richard R. Wheeler
Richard R. Wheeler
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).